UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

June 24, 2010

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)           On June 24, 2010, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) to elect seven members of the Board of Directors of the Company and to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

(b)           At the Annual Meeting, the Company’s stockholders elected the following directors to serve until the Company’s annual meeting of stockholders to be held in 2011: Henry T. Cochran (Number of shares for: 17,869,823, Number of shares withheld: 2,635, Number of shares abstained: 10,500, Number of broker non-votes: 6,689,270); Lei Xia (Number of shares for: 17,799,992, Number of shares withheld: 27,466, Number of shares abstained: 55,500, Number of broker non-votes: 6,689,270); Charles T. Kimball (Number of shares for: 17,866,751, Number of shares withheld: 5,707, Number of shares abstained: 10,500, Number of broker non-votes: 6,689,270); Will Wang Graylin (Number of shares for: 17,845,992, Number of shares withheld: 26,466, Number of shares abstained: 10,500, Number of broker non-votes: 6,689,270); Richard L. King (Number of shares for: 17,869,751, Number of shares withheld: 2,707, Number of shares abstained: 10,500, Number of broker non-votes: 6,689,270); Robert S. Torino (Number of shares for: 17,529,706, Number of shares withheld: 342,752, Number of shares abstained: 10,500, Number of broker non-votes: 6,689,270); and Afshin Yazdian (Number of shares for: 17,463,947, Number of shares withheld: 363,511, Number of shares abstained: 55,500, Number of broker non-votes: 6,689,270).

Also at the Annual Meeting, the Company’s stockholders voted upon and approved the ratification of the appointment of Baker Tilly Hong Kong Limited as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010 (Number of shares for 24,130,697, Number of shares against: 140,170, Number of shares abstained: 301,361).

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SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: June 29, 2010	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

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